Exhibit 5.1
[VORYS LETTERHEAD]
January 15, 2010
Board of Directors
A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
  Re:   Form S-8 Registration Statement
Ladies and Gentlemen:
     We have acted as counsel to A. Schulman, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 filed by the Company under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”), relating to the proposed issuance of up to 250,000 shares of common stock, $1.00 par value (the “Shares”), of the Company pursuant to the A. Schulman, Inc. 2009 Employee Stock Purchase Plan (the “Plan”).
     In connection with rendering this opinion, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (i) the Registration Statement; (ii) the Plan; (iii) the certificate of incorporation of the Company, as currently in effect; (iv) the bylaws of the Company, as currently in effect; and (v) the resolutions adopted by the Board of Directors and the stockholders of the Company relating to the approval of the Plan and the issuance of the Shares as contemplated thereunder. In addition, we have examined such authorities of law and other documents and matters as we have deemed necessary or appropriate for purposes of this opinion. We have also relied upon such oral or written statements and representations of officers and other representatives of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for this opinion.
     In our examinations of the aforesaid documents and in rendering the opinion set forth below, we have assumed, without independent investigation or examination: (a) the genuineness of all signatures, (b) the legal capacity of all individuals who have executed and delivered any of the aforesaid documents, (c) the authenticity and completeness of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as copies and (e) the authenticity of the originals of such latter documents.
     We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

     Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares to be registered under the Act pursuant to the Registration Statement for issuance and delivery pursuant to the Plan have been duly authorized by all necessary corporate action of the Company and that, when the Registration Statement has become effective under the Act and the Shares proposed to be issued pursuant to the Registration Statement have been issued and delivered as contemplated under the terms of the Plan, such Shares will be validly issued, fully paid and non-assessable.
     This opinion is limited to the substantive laws and legal interpretations under the Delaware General Corporation Law and the federal law of the United States in effect, and the facts and circumstances existing, on the date hereof, and we express no opinion as to the laws of any other jurisdiction and we assume no obligation to revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances.
     This opinion is furnished by us solely for the benefit of the Company in connection with the Registration Statement and may not be relied upon or used by any other person or for any other purpose. Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
     Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or otherwise used by any person without our prior written consent.

Very truly yours,

/s/ VORYS, SATER, SEYMOUR AND PEASE LLP